NEWS RELEASE

Collins Industries, Inc.               Contact:          Donald Lynn Collins,
15 Compound Drive                                        President and
Hutchinson, Kansas 67502-4349                            Chief Executive Officer
                                                         620-663-5551

For Immediate Release
March 30, 2005

         Collins Industries Receives Additional Nasdaq Delisting Notice

Hutchinson, Kansas, March 30, 2005 - Collins Industries, Inc. (Nasdaq: "COLL")
announced that it received notice of a determination by Nasdaq's Listing
Qualifications Staff that the Company fails to comply with the requirements of
Nasdaq Marketplace Rule 4310(c)(14) for continued listing due to the delayed filing of its quarterly report on Form 10-Q with the Securities and Exchange
Commission, and that its securities are therefore subject to delisting from the
Nasdaq National Market.

On February 21, 2005, in response to its receipt of a notice of determination by the Staff that the Company failed to comply with the requirements of Nasdaq
Marketplace Rule 4310(c)(14) for continued listing due to the delayed filing of its Form 10-K for the fiscal year ended October 31, 2005, the Company requested a written hearing before the Nasdaq Listing Qualifications Panel which stayed the delisting until the Panel had rendered its decision. The Panel conducted a written hearing on March 17, 2005, but delayed its decision to consider additional information submitted by the Company deemed relevant to the Panel's determination. The Company has been notified by the Nasdaq Listing
Qualifications Hearings that the Panel will continue its review of the Company's listing status on or about March 31, 2005. There can be no assurance that the
Panel will grant the Company's request for continued listing.

The Company's investigation of its reserves for estimated future cash costs of workers' compensation claims for the states of Florida and Kansas is nearly complete. The Company's audit committee continues to work diligently to complete the investigation as soon as possible. The Company is taking time to ensure a complete investigation is finished before filing any additional SEC reports.

Although the Company has completed its financial statements for the fiscal year ended October 31, 2004, the outside auditor for the Company has not completed its audit of such financial statements. Its audit report depends upon
(a) completion of additional audit procedures, which are expected to be completed by the end of April, 2005; (b) finalization of the investigation by the Audit Committee of the practices employed by the Company in determining liability reserves under its self-insured workers' compensation plan, which is expected to be completed by April 8, 2005; and (c) the receipt of management representations from the Company's next chief financial officer.

Collins Industries, Inc. is a leading manufacturer of ambulances (including medical attack vehicles, rescue vehicles and fire emergency vehicles), North
America's largest producer of Type "A" small school buses, the nation's second largest manufacturer of terminal trucks and a leader in the road construction and industrial sweeper markets. Since 1971, the Company has grown to approximately 900 employees in six plants comprising over one million combined square feet of manufacturing space. The Company sells its products throughout the United States and abroad.

For more information on Collins Industries, Inc., visit Collins Industries,
Inc.'s web site at http://www.collinsind.com.

This press release contains forward-looking information. The Company's expectations regarding the timing of the resolution of its workers compensation investigation and filing of its Annual

Report on Form 10-K and quarterly report on Form 10-Q are examples of such forward-looking information. These statements can be identified by terminology such as the word "expects." The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of
1995. The Company believes the assumptions underlying these forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in the forward-looking statements due to certain risks and uncertainties, including, but not limited to, the availability of key raw materials, components and chassis, changes in funds budgeted by Federal, state and local governments, changes in competition, various inventory risks due to changes in market conditions, changes in product demand, substantial dependence on third parties for product quality, interest rate fluctuations, adequate direct labor pools, development of new products, changes in tax and other governmental rules and regulations applicable to the Company, reliability and timely fulfillment of orders and other risks as indicated in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events or circumstances occurring after the date released or to reflect the occurrence of unanticipated events.